Exhibit 99

Journal Media Group Reports Second Quarter 2015 Results

Board Declares Cash Dividend of $0.06 per share and Approved $25 Million Share Repurchase Program

MILWAUKEE--(BUSINESS WIRE)--August 14, 2015--Journal Media Group, Inc. (NYSE:JMG) today announced results for its second quarter ended June 30, 2015, and the declaration of a cash dividend of $0.06 per share, payable on September 4, 2015, to shareholders of record as of the close of business on August 24, 2015. The Company also announced that its Board of Directors has authorized a share repurchase program of up to $25 million of its outstanding Common Stock over the next 36 months.

“As we completed our first full quarter of operations under the Journal Media Group umbrella, we are committed to enhancing shareholder value” said Tim Stautberg, president and CEO of Journal Media Group. “While the revenue picture has been challenging throughout the newspaper industry, our team has been focused on completing the remaining integration tasks and driving the value of our local brands and the unique connection that we have with readers and advertisers in the communities we serve.”

The second quarter results reflect the operations of the newly combined Journal Media Group, with the Journal Communications, Inc.’s newspaper business (“Journal”) presented using the acquisition method effective April 1, 2015. First quarter and prior-year reported GAAP financials in the attached tables and in the Form 10-Q, which will be filed later today, have been prepared on a “carve-out” basis derived from the financial statements of The E. W. Scripps Company (“Scripps”). The Journal newspaper business is reflected only in the second quarter results and year-to date results from April 1, 2015 to June 30, 2015.

In order to enhance investors’ understanding of the expected financial performance of the company’s business as a stand-alone entity, adjusted to give effect to the merger of the Scripps newspaper business with Journal (the “newspaper mergers”), non-GAAP information has been provided in this release. Please note that the Merged Company results may not be indicative of results that may occur in the future. Any discussions of Merged Company results can be referenced in Table No. 2 and Table No. 3 below.

Results Summary
(dollars in thousands)
GAAP Results	2Q 2015	2Q 2014
Revenue	$115,814	$92,228
Operating Earnings (Loss)	$3,744	($10,114)
Net Earnings (Loss)	$3,323	($10,456)

		2Q 2014
Non-GAAP Results	2Q 2015	(Merged Company)
Revenue	$115,814	$129,865
EBITDA	$9,122	($1,788)
Adjusted EBITDA	$13,494	$13,259

See “Use of Non-GAAP Financial Measures” below and the reconciliations of these non-GAAP measures to the most comparable GAAP measures in Table No. 2 and Table No. 3

Second Quarter 2015 GAAP Reported Results

Note that unless otherwise indicated, all comparisons are to the second quarter ended June 30, 2014.

In the second quarter, revenue of $116 million increased 26 percent, driven by the acquisition of the Journal newspapers partially offset by revenue declines at the former Scripps newspapers. Expenses increased 10 percent driven by the acquisition of the Journal newspapers, partially offset by declines in payroll, benefits and variable costs at the former Scripps newspapers. Net earnings were $3.3 million compared to a loss attributable to parent of $10.5 million.

Second Quarter 2015 Non-GAAP Merged Company Results

All discussions of Merged Company Revenue, EBITDA, Merged Company EBITDA, Adjusted EBITDA and Adjusted Merged Company EBITDA can be referenced in Table No. 2 and Table No. 3. These Merged Company numbers are intended to enhance investors’ understanding of the historic financial performance of the company’s business as a stand-alone company, adjusted to give effect to the newspaper mergers. Please note that the Merged Company results may not be indicative of results that may occur in the future. Note that unless otherwise indicated, all comparisons are to the Merged Company quarterly information ended June 30, 2014.

Revenue, found in Table No. 2, was $116 million in the second quarter, down 11 percent compared to non-GAAP Merged Company Revenue in the prior-year period, led by a 13 percent decline in advertising and marketing services. Pullbacks in display advertising from our larger accounts and reduced preprint advertising, contributed to a decline in advertising revenue.

Subscription revenue of $39.3 million declined 6 percent, as volume declines more than offset price increases. Excluding amortization of a purchase price adjustment to Journal newspaper’s deferred revenue of $0.7 million, circulation revenue would have been down 4 percent.

Turnover in commercial printing customers and volume losses in our distribution business led to a decline of 17 percent in other revenue.

Adjusted EBITDA, as defined in Table No. 3, was $13.5 million, up 2 percent versus the prior year period.

Cash Flow

Our cash balance at the end of June was $41.2 million. We began operations with a $10 million cash contribution as part of the transaction on April 1. We generated cash flow from operating activities of $33.8 million, which includes an $18.0 million payable to Scripps related to payroll and other payments made on our behalf. The amount due to Scripps was paid in the third quarter.

In June, we paid our first dividend of $0.04 per share, using $1.0 million of cash.

Merged Company capital expenditures through the first six months were $2.1 million, primarily related to production equipment replacements and the purchase of information technology equipment.

Share Repurchase Program and Dividend Declared

The Board of Directors authorized a share repurchase program of up to $25 million of outstanding Common Stock over the next 36 months. Under the program, share repurchases may be made at our discretion, from time to time, in the open market or in private transactions. Share repurchases will depend on market conditions, share price, trading volume and other factors.

The Board of Directors also declared a cash dividend of $0.06 per share, payable on September 4, 2015, to shareholders of record as of the close of business on August 24, 2015.

2015 Merged Company Outlook

The company expects third quarter 2015 total revenue to be down in the high-single-digits when compared to the quarterly Merged Company Revenue in the prior-year period set forth in Table No. 2.

The company anticipates third quarter 2015 operating expenses, excluding transition and integration-related costs, to decline at a high-single-digit rate compared to the Merged Company Expenses in the prior year period.

For the final two quarters of 2015, the company expects:

  Capital expenditures to be between $3 million and $5 million; and,
  Depreciation and amortization to be approximately $11 million, subject to finalizing the purchase price allocation for the Journal newspapers.

Finally, the company anticipates incurring approximately $5 million to $7 million, net, in transition and integration-related expenses related to the transition service agreements with Scripps, costs of information technology implementations, recruitment and relocation costs and future synergies.

Conference Call and Webcast

A conference call to discuss the results will be held at 10:00 a.m. Central Time (11:00 a.m. ET, 8:00 a.m. PT) today. To access the call, dial (866) 516-7091 (domestic) or (262) 912-6244 (international) at least 10 minutes prior to the scheduled 10:00 a.m. CT start. The conference ID code for the call is 83137972. A replay of the conference call will be available August 14 to September 14. The replay will be available two hours after the completion of the call by dialing (855) 859-2056 and referencing conference ID code 83137972. The live webcast will be accessible through www.journalmediagroup.com/investors. An archive of the webcast will be available beginning after the call on August 14.

About Journal Media Group

Journal Media Group (NYSE: JMG), headquartered in Milwaukee, is a media company with print and digital publishing operations serving 14 U.S. markets in nine states, including the Milwaukee Journal Sentinel, the Naples Daily News, The Commercial Appeal in Memphis, and Ventura County Star in California. Formed in 2015 through a merger of the newspaper operations of The E.W. Scripps Company and Journal Communications, Inc., the company serves local communities with daily newspapers, affiliated community publications, and a growing portfolio of digital products that inform, engage and empower readers and advertisers. Learn more at www.journalmediagroup.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Journal Media Group, this press release includes references to Merged Company Revenue, EBITDA, Merged Company EBITDA, Adjusted EBITDA and Adjusted Merged Company EBITDA. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP), and Journal Media Group’s use of the terms Merged Company Revenue, EBITDA, Merged Company EBITDA, Adjusted EBITDA and Adjusted Merged Company EBITDA may vary from that of others in the company’s industry. Merged Company Revenue, Merged Company EBITDA and Adjusted Merged Company EBITDA should not be considered as an alternative to net income (loss), income from operations, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance. Further information regarding Journal Media Group’s presentation of these measures, including a reconciliation of Merged Company Revenue, EBITDA, Merged Company EBITDA, Adjusted EBITDA and Adjusted Merged Company EBITDA to the most directly comparable US GAAP financial measure, is included below in this press release.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements, including, but not limited to, competition in the markets we serve; the possibility that expected synergies and value creation from the newspaper mergers will not be realized, or will not be realized in the expected time period; the risks that Journal’s and Scripps’ respective newspaper businesses will not be integrated successfully; inability to retain and attract qualified personnel; disruption from the newspaper mergers, making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; our expectations regarding the period during which we qualify as an “emerging growth company” under the Jumpstart our Business Startups act; and changes in economic, business or political conditions, or licensing requirements or tax matters. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and in our Quarterly Report on Form 10-Q which will be filed later today.

Tables Follow

Table No. 1
JOURNAL MEDIA GROUP INC.
Condensed Consolidated and Combined Statements of Operations (unaudited)
(dollars and shares in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2015	June 30, 2014	% Change	June 30, 2015	June 30, 2014	% Change

Operating revenue:
Advertising and marketing services	$ 67,397	$ 56,975	18.3	$ 122,503	$ 116,860	4.8
Subscriptions	39,267	29,700	32.2	70,543	61,998	13.8
Other	9,150	5,553	64.8	14,246	11,829	20.4
Total revenue	115,814	92,228	25.6	207,292	190,687	8.7

Operating costs and expenses:
Cost of sales (exclusive of items shown below)	60,122	50,998	17.9	109,220	103,416	5.6
Selling, general and administrative	46,410	42,414	9.4	87,339	87,138	0.2
Defined pension and benefit plan expense	160	4,773	(96.6)	1,458	5,446	(73.2)
Depreciation and amortization	5,378	4,157	29.4	9,249	8,399	10.1
Total operating costs and expenses	112,070	102,342	9.5	207,266	204,399	1.4

Operating earnings (loss)	3,744	(10,114)	F	26	(13,712)	F

Other income and (expense), net	(125)	(332)	(62.3)	151	(667)	F

Earnings (loss) before income taxes	3,619	(10,446)	F	177	(14,379)	F

Provision for income taxes	296	10	U	396	16	U

Net earnings (loss)	$ 3,323	$ (10,456)	F	$ (219)	$ (14,395)	(98.5)

Weighted average number of shares*
Basic	24,394	14,450		19,450	14,450
Diluted	24,394	14,450		19,450	14,450

Earnings (loss) per share:
Basic	$ 0.13	$ (0.72)		$ (0.01)	$ (1.00)
Diluted	$ 0.13	$ (0.72)		$ (0.01)	$ (1.00)

Dividends declared per share	$ 0.04	$ -		$ 0.04	$ -

U Greater than 100% unfavorable variance
F Greater than 100% favorable variance

*The weighted average number of common shares outstanding assumes the 14,450 shares of Journal Media Group common stock issued to Scripps shareholders were outstanding as of January 1, 2014.

Table No. 2
JOURNAL MEDIA GROUP INC.
Revenues and Merged Company Revenues, Non-GAAP Information (unaudited)
(dollars in thousands)

	Three Months Ended			Six Months Ended
		Merged Company		Merged Company	Merged Company
	June 30, 2015	June 30, 2014	% Change	June 30, 2015	June 30, 2014	% Change

Advertising and marketing services	$ 67,397	$ 77,209	(12.7)	$ 137,876	$ 154,916	(11.0)
Subscriptions revenue *	39,267	41,579	(5.6)	81,739	85,541	(4.4)
Other revenue **	9,150	11,077	(17.4)	20,380	23,467	(13.2)
Total revenue	$ 115,814	$ 129,865	(10.8)	$ 239,995	$ 263,924	(9.1)

	Three Months Ended
					Trailing Twelve
		Merged Company	Merged Company	Merged Company	months ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2015
Advertising and marketing services	$ 67,397	$ 70,479	$ 81,258	$ 69,633	$ 288,767
Subscriptions revenue *	39,267	42,472	43,550	40,858	166,147
Other revenue **	9,150	11,230	10,196	9,735	40,311
Total revenue	$ 115,814	$ 124,181	$ 135,004	$ 120,226	$ 495,225

Merged Company Revenue, a non-GAAP financial measure, takes into account the newspaper mergers by adjusting the performance of all periods prior to the date of the newspaper mergers (April 1, 2015) to include the financial results as if the company had owned the Journal Communications newspaper business for the entire period.

* Includes $735 purchase price revenue reduction for deferred revenue valuation at Journal Newspapers
** Includes $500 of revenue for services provided to Scripps under TSA agreements

Table No. 3
Journal Media Group Inc.
Non-GAAP EBITDA and Adjusted EBITDA (unaudited)
(dollars in thousands)

	Three Months Ended			Six Months Ended
		Merged Company		Merged Company	Merged Company
	June 30, 2015	June 30, 2014	% Change	June 30, 2015	June 30, 2014	% Change

Net earnings (loss)	$ 3,323	$ (8,912)		$ 465	$ (12,777)
Provision for income taxes	296	966		849	1,018
Total other (income) and expense, net	125	362		(156)	746
Depreciation and amortization	5,378	5,796		10,827	11,770
EBITDA	$ 9,122	$ (1,788)	F	$ 11,985	$ 757	F

Pension adjustments(a) (b)	-	5,111		1,813	6,122
Historical corporate expenses	-	21,500		20,800	43,200
Estimated future corporate and shared service expenses, net of expected synergies	-	(12,328)		(12,328)	(24,656)
Transition and integration costs, net	3,752	-		3,752	-
Impairment of long-lived assets	265	-		265	-
Workforce reduction charges	355	764		918	811
Adjusted EBITDA	$ 13,494	$ 13,259	1.8	$ 27,205	$ 26,234	3.7

	Three Months Ended
					Trailing Twelve
		Merged Company	Merged Company	Merged Company	months ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2015

Net earnings (loss)	$ 3,323	$ (2,858)	$ (55)	$ (7,445)	$ (7,035)
Provision for income taxes	296	553	1,656	1,040	3,545
Total other (income) and expense, net	125	(281)	384	428	656
Depreciation and amortization	5,378	5,449	5,616	6,100	22,543
EBITDA	$ 9,122	$ 2,863	$ 7,601	$ 123	$ 19,709

Pension adjustments(a) (b)	-	1,813	992	1,010	3,815
Historical corporate expenses	-	20,800	18,400	16,600	55,800
Estimated future corporate and shared service expenses, net of expected synergies	-	(12,328)	(12,328)	(12,328)	(36,984)
Transition and integration costs, net	3,752	-	-	-	3,752
Impairment of long-lived assets	265	-	-	-	265
Workforce reduction charges	355	563	3,669	580	5,167
Adjusted EBITDA	$ 13,494	$ 13,711	$ 18,334	$ 5,985	$ 51,524

(a) - Reflects an adjustment to eliminate the expense related to the defined benefit pension plans of the Memphis and Knoxville newspaper operations, the allocation of the Scripps pension expense and the allocation of Journal pension expense, all of which defined benefit plans were retained by Scripps as part of the master transaction agreement.

(b) - In the second quarter of 2014, unions ratified our plan to withdraw from the Graphics Communication International Union (GCIU) Employer Retirement Fund. Upon ratification of the agreement, we estimated the undiscounted liability to be approximately $6.5 million and in the second quarter of 2014 recorded a liability of $4.1 million for the present value of the withdrawal liability. The withdrawal liability was retained by Scripps in the transactions.

We define EBITDA as net earnings (loss) excluding earnings from discontinued operations, net, provision for income taxes, total other (income) expense, net (which is comprised of interest income and expense), depreciation and amortization. Our management uses EBITDA, among other things, to evaluate our operating performance. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.

We define Adjusted EBITDA as EBITDA before transition and integration-related costs, non-cash impairment charges and workforce reduction charges. Our management uses Adjusted EBITDA, among other things, to evaluate our operating performance. Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. Adjusted EBITDA as we calculate it, may not be comparable to Adjusted EBITDA reported by other companies.

We define Merged Company EBITDA as net earnings (loss) before income taxes, total other (income) and expense, net and depreciation and amortization adjusted to give effect to the newspaper mergers for all periods prior to April 1, 2015. Our management uses Merged Company EBITDA, among other things, to evaluate our operating performance. Merged Company EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. Merged Company EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. Merged Company EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.

We define Adjusted Merged Company EBITDA as Merged Company EBITDA before transition and integration-related costs, non-cash impairment charges and workforce reduction charges further adjusted to reflect the estimated corporate and shared service expenses as a stand-alone company, net of expected future synergies. Our management uses Adjusted Merged Company EBITDA, among other things, to evaluate our operating performance. Adjusted Merged Company EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. Adjusted Merged Company EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance. Adjusted Merged Company EBITDA as we calculate it, may not be comparable to Adjusted EBITDA reported by other companies.

U Greater than 100% unfavorable variance
F Greater than 100% favorable variance

Table No. 4
Journal Media Group, Inc.
Condensed Consolidated and Combined Balance Sheets
(dollars in thousands)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$ 41,238	$ -
Receivables, net	45,009	36,958
Inventories, net	7,873	6,184
Prepaid expenses and other current assets	6,067	1,937
Total current assets	100,187	45,079
Property, plant and equipment, net	252,657	185,548
Goodwill	9,030	-
Other intangible assets, net	11,392	2,001
Other assets	2,698	2,018
Total assets	$ 375,964	$ 234,646

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$ 18,450	$ 10,573
Accrued compensation and benefits	20,333	12,404
Deferred revenue	32,815	21,136
Other current liabilities	22,847	4,097
Total current liabilities	94,445	48,210
Accrued employee compensation and benefits	4,093	4,201
Accrued pension and retirement obligations	15,559	5,318
Deferred income taxes	13,603	-
Multi-employer plan withdrawal liability	-	4,100
Other long-term liabilities	1,962	3,570
Stockholders' equity	243,848	166,793
Noncontrolling interests	2,454	2,454
Total liabilities and equity	$ 375,964	$ 234,646

Note: The June 30, 2015 balance sheet reflects the acquisition of Journal Newspapers.

CONTACT:
Journal Media Group, Inc.
Jason Graham
Senior Vice President, CFO and Treasurer
414-224-2363